                                                             Exhibit 99.B(d)(10)

                                   APPENDIX A
                                     FORM OF
               SUBADVISORY AGREEMENT - BOSTON SAFE ADVISORS, INC.
                        REVISION DATED: DECEMBER 1, 2004

     The provisions of the attached Subadvisory Agreement apply to the following separate series of shares of the Trust:

     1.   Atlas California Municipal Money Fund
     2.   Atlas California Municipal Bond Fund
     3.   Atlas National Municipal Bond Fund
     4.   Atlas Money Market Fund
     5.   Atlas U.S. Treasury Money Fund

                            APPENDIX B - FEE SCHEDULE
                        REVISION DATED: DECEMBER 1, 2004

                               FUND                                  ANNUAL RATE
------------------------------------------------------------------   -----------
ATLAS MONEY MARKET FUND AND
ATLAS U.S. TREASURY MONEY FUND
     On Daily Net Assets                                                    0.10%

ATLAS CALIFORNIA MUNICIPAL MONEY FUND
     On Daily Net Assets                                                    0.14%

ATLAS CALIFORNIA MUNICIPAL BOND FUND AND
ATLAS NATIONAL MUNICIPAL BOND FUND
     On the Portion of Daily Total Net Asset Value
     on Assets up to and including $100 million                             0.20%

     On the Portion of Daily Total Net Asset Value
     on Assets over $100 million                                            0.15%

Agreed to December 1, 2004

ATLAS ADVISERS, INC.                             BOSTON SAFE ADVISORS, INC.

By:                                              By:
   ----------------------------------------         ----------------------------
     W. Lawrence Key                             John F. Flahive
     President and Chief Operating Officer

ATLAS FUNDS

By:
   ---------------------------------------
     W. Lawrence Key
     President and Chief Operating Officer